Exhibit 99(b)


                     CAPITOL AMERICAN FINANCIAL CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS

         The undersigned hereby appoints DAVID H. GUNNING, RONALD L. SAROSY AND PETER D. MILLER, and each of them, as the undersigned's proxies, with full power of substitution and resubstitution to attend the Special Meeting of Shareholders of Capitol American Financial Corporation, to be held at _______________________________________________, on _______________ ____, 1996,
at 10:00 a.m. local time, and any adjournments or postponements thereof, and to vote thereat the number of shares which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:

    1. Authorization and adoption of an Agreement and Plan of Merger, dated as of August 25, 1996, by and among Capitol American Financial Corporation, Conseco, Inc., an Indiana corporation, and CAF Acquisition Company, an Ohio corporation and wholly-owned subsidiary of Conseco, Inc., as more fully described in the Proxy Statement/Prospectus of Capitol American Financial Corporation and Conseco, Inc.

             FOR |_|                AGAINST |_|                ABSTAIN |_|

    2. In their discretion to vote upon such other business as may properly come before the meeting.

             The Proxies will vote as specified above, or if a choice is not specified, they will vote FOR the authorization and adoption of the Merger Agreement described in item 1.

             Receipt of the Notice of Special Meeting of Shareholders and the related Proxy Statement/Prospectus dated ________________ ____, 1996, is hereby acknowledged.

                            Dated ____________________________, 1996
                                        (Please date your Proxy)


                                         -------------------------
                                         Signature of Shareholder


                                        Please sign exactly as your name appears
                                        hereon,   indicating,    where   proper,
                                        official   position  or   representative
                                        capacity.



                                        When  signing  as  Attorney,   Executor,
                                        Administrator, Trustee, etc., give full title as such.


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